SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: October 3, 2001


                                  XIN NET CORP.
                                 --------------
             (Exact name of registrant as specified in its charter)



Florida                         0-26559                 33-0751560
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


          #830 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 632-9638




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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

             None.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5.   OTHER EVENTS

          The Board of Directors of Xin Net Corp. (the "Company") announces that further to the press release of August 2, 2001 the Company has signed a formal agreement to acquire 100% ownership of ProtectServe Pacific Ltd. (PSP), an innovative developer and provider of state-of-the-art web-based surveillance, monitoring & control systems.

         PSP is a privately-owned company based in Hong Kong. It began operations in February 2001. After only 5 months of operations, it reported as of June 30, 2001 sales revenue in excess of US$ 530,000 and net after tax income of US$ 119,000 or a margin of over 22 percent. PSP has plans to expand its business in Greater China, with offices soon to open in Guangzhou and Beijing.

         Under the terms of the Agreement, once the Agreement is closed after the Company's upcoming annual general meeting (AGM) the Company will issue 4.2 million restricted common shares to PSP shareholders, in exchange of 100% ownership of PSP. In addition, contingent upon performance criteria, the Company will grant to PSP shareholders stock purchase options at the nominal price of US$ 0.001 per option. The exact amount of such options to be granted, to a maximum amount of approximately 18 million, will be determined by the level of net after tax income PSP achieves for the 12-month period ending August 31, 2002. In the eventuality of maximum grant of options to PSP shareholders and all these options are exercised, PSP shareholders will control 51 percent of the outstanding shares of the Company. Furthermore, three PSP nominees will be slated for election at the AGM as Directors of the Company. They are: Mr. Justin Kwei, President and co-founder of PSP; Mr. Wilson Yim, Chief Technology Officer and co-founder of PSP; and Ms. Suzanne Yim.

            The Company is preparing to file with the Securities and Exchange Commission (SEC) an amended preliminary proxy statement in view of the upcoming AGM, which is now contemplated for November 2001. Key proposals will be made to shareholders during the meeting to approve the sale of Company ISP assets to Beijing Sino Soft (see press release of June 22, 2001) and the distribution to all shareholders on record as of the record date of the AGM, of current business assets and liabilities, except for cash $800,000 (see press release of August 2, 2001). The distributed assets and liabilities will have been transferred beforehand to wholly-owned subsidiary Xin Net International Corp. (Nevada). The

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Company intends to file a Form 10SB for Xin Net International Corp. Once the
Company clears SEC comments regarding the preliminary proxy statement, it will set the record date and the meeting date for the AGM and file a definitive proxy statement. It will subsequently forward proxies and other AGM material to those shareholders on record as of the AGM record date.

ITEM 6.   RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

     Financial Statements -  None.
     Exhibits - 10.1  Share Exchange Agreement Between Xin Net Corp. and
                      Protectserve Pacific Ltd.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 3, 2001                        XIN NET CORP.


                                              By: /s/ Marc Hung
                                                  ------------------------------
                                                  Marc Hung, President